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                                                                     EXHIBIT 4.4
                         REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT ("Agreement") is entered into as of __________, 1997, by and between SI Diamond Technology, Inc., a Texas corporation (the "Company") and the subscribers (hereinafter referred to as "Subscribers" or "Investors") to the Company's offering ("Offering") of up to Two Thousand Five Hundred (2500) shares of Series F Convertible Preferred Stock (the "Preferred Stock") pursuant to the Regulation D Securities Subscription Agreements between the Company and the Subscribers (the "Subscription Agreements").

          1.   Definitions. For purposes of this Agreement:

          (a) The term "register", "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933 (the "Act") and pursuant to Rule 415 under the Act or any successor rule, and the declaration or ordering of effectiveness of such registration statement or document;

          (b) The term "Registrable Securities" means the shares of the Company's Common Stock, together with any capital stock issued in replacement of, in exchange for or otherwise in respect of such Common Stock (the "Common Stock"), issuable or issued upon conversion of the Preferred Stock (the "Preferred Stock") issued to Subscribers in the Offering (as defined in the Subscription Agreement);

          (c) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock which have been issued or are issuable upon conversion of the Preferred Stock at the time of such determination;

          (d) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any permitted assignee thereof;

          (e) The term "Initiating Holders" means (i) any holders of Registrable Securities obtained or obtainable upon conversion of shares of Preferred Stock; and

          (f) The term "Due Date" means the date which is ninety (90) days after the Closing (as defined in the Subscription Agreement) of the Offering.

          (g) The terms "Offering" and "Closing" shall have the meanings ascribed to them in the Subscription Agreement.

          2.   REQUIRED REGISTRATION.

          (a) Within thirty (30) days after the Closing of the Offering, the Company shall file a registration statement ("Registration Statement") on Form S-3 (or other suitable form, at the
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Company's discretion but subject to the reasonable approval of the Investors), covering the resale of all shares of Registrable Securities then outstanding.

          (b) The Registration Statement shall be done as a "shelf" registration statement under Rule 415, and shall be maintained effective until the distribution described in the Registration Statement is completed or as otherwise provided in Section 4(c). The Company shall use its best efforts to have the Registration Statement declared effective within ninety (90) days after the Closing of the Offering.

          (c) If the Registration Statement is not declared effective by the Due Date as a result of the Company's failure to file such Registration Statement timely or failure to diligently strive to have such Registration Statement declared effective by the Due Date, the Company shall pay the Investors an amount equal to one and one-half percent (1.5%) per month of the aggregate amount of Preferred Stock sold in the Offering, compounded monthly and accruing daily, until the Registration Statement or a registration statement filed pursuant to Section 2 is declared effective, payable in common stock, which common stock shall also be deemed "Registrable Securities" for the purpose of this Agreement.

          (d) If the Registration Statement is not declared effective by the Due Date, but all the Registrable Securities held by an Investor are available for sale by the Investor, in the opinion of counsel to the Investor (reasonably acceptable to the Company to permit such sale) (the "Opinion"), without compliance with the registration and prospectus delivery requirements of the Act, so that all transfer restrictions and restrictive legends pertaining to the Registrable Securities may be removed prior to and upon the consummation of such sale, then registration contemplated hereby shall no longer be required with respect to such Investor's Registrable Securities upon the furnishing to the Company of the Opinion, and the Company will cooperate fully with the Investor and use its best efforts to facilitate removal of restrictive legends and transfer restrictions pertaining to the Registrable Securities. Such efforts shall include, but not be limited to, undertaking to furnish such opinions of counsel to the Company as the Company's transfer agent may reasonably require.

          3. OBLIGATIONS TO INCREASE THE NUMBER OF AVAILABLE SHARES. In the event that the number of shares available under a registration statement filed pursuant to Section 2 is insufficient to cover all of the Registrable Securities then outstanding, the Company shall amend that registration statement, or file a new registration statement, or both, so as to cover all shares of Registrable Securities then outstanding. The Company shall file such amendment or new registration within thirty (30) days of the date the registration statement filed under Section 2 is insufficient to cover all the shares of Registrable Securities then outstanding. Any Registration Statement filed hereunder shall, to the extent permissible by the Rules of the Securities and Exchange Commission ("SEC"), state that, in accordance with Rule 416 under the Act, such Registration Statement also covers such indeterminate numbers of additional shares of Common Stock as may become issuable upon conversion of the Preferred Stock to prevent dilution resulting from stock changes or by reason of changes in the conversion price in accordance with the terms thereof. Unless and until such amendment or new

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registration statement is effective after 90 days, Investors shall have the rights described in Section 2(c) above.

          4. OBLIGATIONS OF THE COMPANY. Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

          (c) With respect to any Registration Statement filed pursuant to this Agreement, keep such registration statement effective until the earlier of (i) the date upon which the Holders of Registrable Securities covered by such registration statement shall have sold such Registrable Securities; or (ii) one
(1) year after the date of the Closing of the Offering.

          (d) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (e) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders of the Registrable Securities covered by such registration statement, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (f) As promptly as practicable after becoming aware of such event, notify each Investor of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to each Investor as such Investor may reasonably request.

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          (g) Provide Holders with written notice of the date that a registration statement registering the resale of the Registrable Securities is declared effective by the SEC.

          (h) Provide Holders and their representatives the opportunity to conduct a reasonable due diligence inquiry of Company's pertinent financial and other records and make available its officers, directors and employees for questions regarding such information as it relates to information contained in the registration statement, subject to all information received by the Holders and their representatives being kept confidential.

          (i) Provide Holders and their representatives the opportunity to review the registration statement and all amendments thereto a reasonable period of time prior to their filing with the SEC.

          5. FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with regard to each selling Holder that such selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities or to determine that registration is not required pursuant to Rule 144 or other applicable provision of the Act.

          6. EXPENSES OF REGISTRATION. All expenses, other than underwriting discounts and commissions and fees and expenses of counsel to the selling Holders, incurred in connection with the registrations pursuant to Section 2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, shall be borne by the Company.

          7. INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Agreement:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the officers and directors of each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will reimburse each such Holder, officer or director, underwriter or

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controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, officer, director, underwriter or controlling person.

          (b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter and any other Holder selling securities in such registration statement or any of its directors or officers or any person who controls such Holder, against any losses, claims, damages, or liabilities (joint or several) to which the Company or any such director, officer, controlling person, or underwriter or controlling person, or other such Holder or director, officer or controlling person may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company and any such director, officer, controlling person, underwriter or controlling person, other Holder, officer, director, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 7(b) exceed the net purchase price of securities sold by such Holder under the registration statement.

          (c) Promptly after receipt by an indemnified party under this
Section 7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonably incurred fees and expenses of one such counsel to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflicting interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time

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of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and each holder of Registrable Securities agree to contribute to the aggregate claims, losses, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the holders of Registrable Securities may be subject in such proportion as is appropriate to reflect the relative fault of the Company and the holders in connection with the statements or omissions which resulted in such Losses; provided, however, that in no case shall any holder be responsible for any amount in excess of the net purchase price of securities sold by it under the registration statement. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or by the holders. The Company and the holders agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls a holder of Registrable Securities within the meaning of either the Act or the 1934 Act and each director, officer, partner, employee and agent of a holder shall have the same rights to contribution as such holder, and each person who controls the Company within the meaning of either the Act or the 1934 Act and each director of the Company, and each officer of the Company who has signed the registration statement, shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

          (e) The obligations of the Company and Holders under this Section 7 shall survive the redemption and conversion, if any, of the Preferred Stock, the completion of any offering of Registrable Securities in a registration statement under this Agreement, and otherwise.

          8. REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144;

          (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

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          (c) furnish to any Holder, so long as the Holder owns any Registrable
Securities, forthwith upon request (i) a written statement by the Company, if true, that it has complied with the reporting requirements of SEC Rule 144, the Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and
(iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration.

          9. AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of seventy-five percent (75%) of the Registrable Securities provided that the amendment treats all Holders equally. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder, each future Holder, and the Company.

          10. NOTICES. All notices required or permitted under this Agreement shall be made in writing signed by the party making the same, shall specify the section under this Agreement pursuant to which it is given, and shall be addressed if to (i) the Company at: 12100 Technology Blvd., Austin, Texas 78727, Telephone No. (512) 250-2709, Facsimile No. (512) 250-2807, and (ii) the Holders at their respective last address as the party shall have furnished in writing as a new address to be entered on such register. Any notice, except as otherwise provided in this Agreement, shall be made by fax and shall be deemed given at the time of transmission of the fax.

          11. TERMINATION. This Agreement shall terminate on the earlier to occur of (a) the date that is one (1) year from the date of the Closing or (b) the date the resale by Holders of all Registrable Securities described in any registration statement filed pursuant to this Agreement is completed; but without prejudice to (i) the parties' rights and obligations arising from breaches of this Agreement occurring prior to such termination or (ii) other indemnification obligations under this Agreement.

          12. ASSIGNMENT. No assignment, transfer or delegation, whether by operation of law or otherwise, of any rights or obligations under this Agreement by the Company or any Holder, respectively, shall be made without the prior written consent of the majority in interest of the Holders or the Company, respectively; provided that the rights of a Holder may be transferred to a subsequent holder of the Holder's Registrable Securities (provided such transferee shall provide to the Company, a writing executed by such transferee agreeing to be bound as a Holder by the terms of this Agreement); and provided further that the Company may transfer its rights and obligations under this Agreement to a purchaser of all or a substantial portion of its business if the obligations of the Company under this Agreement are assumed in connection with such transfer, either by merger or other operation of law (which may include without limitation a transaction whereby the Registrable Shares are converted into securities of the successor in interest) or by specific assumption executed by the transferee.

          13.  MISCELLANEOUS.

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          (a) Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to conflict of laws.

          (b) Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

          (c) Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any holder of any Registrable Shares, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereunder occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any party of any provisions of conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

          (d) Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the Investors, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

          (e) Severability. In the case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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          The foregoing Registration Rights Agreement is hereby executed as of the date first above written.


SI DIAMOND TECHNOLOGY, INC.



By: ________________________________

Name: ______________________________

Title: _____________________________

Title: _____________________________

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INVESTOR(S)


____________________________________
Investor's Name


By: ________________________________
             (Signature)

Name: ______________________________

Title: _____________________________

Address:

____________________________________

____________________________________

____________________________________

____________________________________

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